UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 12, 2019

MED SPA VACATIONS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-201922	46-5268172
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Qunli Huizhi Financial Enterprise Headquarters, Rm. 401, 4th Floor, Building 1, Phase 1, Daoli Dist, Haerbin, ChinaOne Gateway
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: +86 0451-85715760

N/A
(Former Name of Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.01. Changes in Registrant’s Certifying Accountant

Effective as of April 12, 2019, Med Spa Vacations Inc., a Nevada corporation (the “Company”), dismissed MaloneBailey, LLP (“MB”) as the independent registered public accounting firm engaged to audit the Company’s financial statements.  MB’s dismissal was approved by the Company’s board of directors (“Board”) as of April 12, 2019.

MB had served as the Company’s independent auditors since January 25, 2016.  MB’s reports on the Company’s financial statements for the fiscal years ended December 31, 2016 and 2015 did not contain any adverse opinions or disclaimers of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that such reports included explanatory paragraphs with respect to the Company’s ability, in light of its accumulated losses and negative cash flows from operations, to continue as a going concern.

During the fiscal years ended December 31, 2016 and 2015, and through April 12, 2019, there were no (a) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K) with MB on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to MB’s satisfaction, would have caused MB to make reference to the subject matter thereof in connection with its reports for such years; or (b) reportable events, as described under Item 304(a)(1)(v) of Regulation S-K.

In connection with the audit of the Company’s financial statements for the fiscal year ended December 31, 2016, there were “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K) related to material weaknesses in the Company’s internal control over financial reporting as disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (“2016 Form 10-K”).  As disclosed in Item 9A to the 2016 Form 10-K, our Chief Executive Officer concluded, as of December 31, 2016, that our disclosure controls and procedures were not effective such that the information relating to us required to be disclosed in our Securities and Exchange Commission  reports: (i) is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms; and (ii) is accumulated and communicated to our management, including our Chief Executive Officer to allow timely decisions regarding required disclosure.

The matters involving internal controls and procedures that our management considered to be material weaknesses under the standards of the Public Company Accounting Oversight Board were: (1) lack of a functioning audit committee due to a lack of majority of independent members; (2) lack of a majority of outside directors on our board of directors, resulting in ineffective oversight in the establishment and monitoring of required internal controls and procedures; (3) inadequate segregation of duties consistent with control objectives affecting authorization, recordkeeping, custody of assets, and reconciliations; (4) ineffective controls over year end financial disclosure and reporting processes; and (5) management dominated by two individuals without adequate compensating controls. The aforementioned material weaknesses were identified by our Chief Executive Officer in connection with the review of our financial statements as of December 31, 2016.

The Company provided MB with a copy of the disclosures it is making in this Current Report on Form 8-K and requested that MB provide a letter addressed to the Securities and Exchange Commission indicating whether it agrees with such disclosures.  A copy of MB’s letter, dated April 16, 2019, is filed herewith as Exhibit 16.1.

Effective as of April 12, 2019, the Company engaged B F Borgers, CPA, PC (“Borgers”) as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2018 and 2017.

During the Company’s two most recent fiscal years, and through April 12, 2019, neither the Company nor anyone on its behalf has consulted with Borgers regarding either (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided nor oral advice was provided to the Company that Borgers concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (b) any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph 304(a)(1)(v)) of Regulation S-K).

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description

16.1	Letter from MB to the Securities and Exchange Commission, dated April 16, 2019

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MED SPA VACATIONS INC

Date: April 18, 2019	By:	/s/ Chao Ma
Name: Chao Ma
Title: President

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